UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Affymetrix, Inc.

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Press Release

Affymetrix Determines Unsolicited Proposal from Origin Technologies Could Lead to Superior Proposal; Adjourns Special Stockholder Meeting on Thermo Fisher Scientific Merger Vote until March 31, 2016.

The Affymetrix Board continues to recommend the merger with Thermo Fisher.

SANTA CLARA, Calif.—Mar. 23, 2016—Affymetrix, Inc. (NASDAQ: AFFX, “Affymetrix” or the “Company”) today announced that the Company’s Board of Directors, in consultation with its legal and financial advisors, has determined that the new unsolicited merger proposal submitted by Origin Technologies Corporation, LLC (“Origin”) on March 22, 2016, could reasonably be expected to lead to a Superior Proposal, as defined in Affymetrix’ merger agreement with Thermo Fisher Scientific Inc. (NYSE: TMO, “Thermo Fisher”), and that failure to engage with Origin on its merger proposal could reasonably be expected to be inconsistent with the Board’s duties under Delaware law. Accordingly, the Special Meeting of Stockholders scheduled for March 24, 2016, to consider approval of the merger agreement with Thermo Fisher and related matters, will be convened and immediately adjourned without a vote on any proposal and will reconvene on March 31, 2016, at 9:00 a.m. local time, at the offices of Affymetrix, Inc. at 3380 Central Expressway, Santa Clara, California 95051. Affymetrix stockholders of record as of the close of business on February 18, 2016, are entitled to notice of, and to vote at, the special meeting.

The Affymetrix Board continues to recommend that its stockholders vote in favor of the adoption of the merger agreement with Thermo Fisher. Affymetrix has not determined that the Origin proposal is in fact a Superior Proposal for purposes of the merger agreement with Thermo Fisher and is not making an Adverse Recommendation Change; specifically, the Board is not failing to make, withdrawing or modifying the Company Board Recommendation, is not recommending the proposal from Origin and is not proposing to do any of the foregoing, and the Board recommends against the proposal from Origin. Capitalized terms used but not defined in this paragraph shall have the meanings set forth in the merger agreement with Thermo Fisher.

Morgan Stanley is acting as financial advisor to Affymetrix, and Davis Polk & Wardwell LLP and Richards, Layton & Finger, PA are serving as legal counsel.

About Affymetrix

Affymetrix technologies enable multiplex and simultaneous analysis of biological systems at the cell, protein, and gene level, facilitating the rapid translation of benchtop research into clinical and routine use for human health and wellness. Affymetrix provides leadership and support, partnering with customers in pharmaceutical, diagnostic, and biotechnology companies as well as leading academic, government, and nonprofit research institutes in their quest to use biology for a better world. More than 2,300 microarray systems have been shipped around the world and more than 94,000 peer-reviewed papers have been published citing Affymetrix technologies. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, San Diego, Vienna, and Singapore. Affymetrix has about 1,100 employees and maintains sales and distribution operations worldwide. For more information about Affymetrix, please visit www.affymetrix.com.

PLEASE NOTE: Affymetrix, the Affymetrix logo, and OncoScan trademarks are the property of Affymetrix, Inc. All other trademarks are the property of their respective owners.

Important Information for Affymetrix Stockholders

In connection with the proposed merger with Thermo Fisher, Affymetrix has filed a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC ON FEBRUARY 24, 2016 BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents at Affymetrix’ website at investor.Affymetrix.com or by contacting Affymetrix’ investor relations department via e-mail at investor@affymetrix.com.

Affymetrix and its directors, executive officers and other members of its management and employees as well as Thermo Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Affymetrix’ stockholders with respect to the merger. Information about Affymetrix’ directors and executive officers and their ownership of Affymetrix’ common stock is set forth in the proxy statement for Affymetrix’ 2016 Special Meeting of Stockholders, Affymetrix’ Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and proxy statement for Affymetrix’ 2015 Annual Meeting of Stockholders. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2015 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Affymetrix’ directors and executive officers in the merger, which may be different than those of Affymetrix’ stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which have been filed with the SEC.

Forward-looking statements

All statements in this report that are not historical in nature, are predicative in nature or that depend upon or refer to future events or conditions are “forward-looking statements” within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Affymetrix’ current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Affymetrix cannot assure you that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, those relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the proposed transaction may not materialize as expected; the transaction not being timely completed, if completed at all; prior to the completion of the transaction, Affymetrix’ business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are discussed in “Risk Factors” contained in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015. These forward-looking statements speak only as of the date of the report. Unless required by law, the Company does not undertake to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Investor Contact:

Doug Farrell, Vice President, Investor Relations

408-731-5285

doug_farrell@affymetrix.com